UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2004

Captiva Software Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22292	77-0104275
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10145 Pacific Heights Blvd., San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 320-1000

Not Applicable.

(Former name or former address, if changed since last report.)

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press release dated February 4, 2004.

Item 12. Results of Operations and Financial Condition.

On February 4, 2004, we disclosed unaudited financial information for the fourth quarter of 2003 in the earnings release attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPTIVA SOFTWARE CORPORATION

By:	/s/ Rick Russo
Rick Russo
Chief Financial Officer

Date: February 4, 2004

INDEX TO EXHIBITS

99.1	Press release dated February 4, 2004.